EXHIBIT 99.3

THESTREET.COM INC.
Unaudited Pro Forma Combined Condensed Consolidated Financial Information
for the Year Ended December 31, 2006

Description of Acquisition or Disposition of Assets.

          On August 2, 2007, TP Newco LLC, a wholly owned subsidiary of TheStreet.com, Inc. (the “Company”) entered into an agreement pursuant to which it acquired 100% of the membership interests in Corsis Technology Group II, LLC (“Corsis”) from David Barnett and Gregg Alwine (the “Sellers”) pursuant to a Membership Interest Purchase Agreement (the “Agreement”), among TP Newco LLC, and each of the Sellers.

          Corsis, which is based in New York, is a leading provider of custom solutions for advertisers, marketers and content publishers. It also owns Promotions.com, a full-service online interactive marketing agency that implements interactive marketing campaigns for some of the biggest brands in the world.

          The Agreement provided for a purchase price of the membership interests of approximately $20.7 million, consisting of approximately $12.5 million in cash and 694,230 shares of unregistered common stock of TheStreet.com, 485,960 of which were issued to the Sellers and 208,270 of which were placed in escrow pursuant to the terms of an escrow agreement. The shares will be escrowed to secure indemnity obligations until the earlier of two years from the closing date or the date of the last distribution from the escrow fund.

          Pursuant to the Agreement, each of the Sellers entered into five year non-competition and nonsolicitation agreements with the Company with regard to any businesses that compete to any extent with businesses conducted or proposed to be conducted by the Company or its affiliates. Five percent of the purchase price was allocated to such agreements.

          The Sellers provided representations, warranties and indemnities that are typical and consistent for a transaction of this size. The Agreement provides for the two year survival of such representations, with a $200,000 basket subject to a purchase price cap on the Sellers’ indemnification obligations for breaches of representations and warranties.

THESTREET.COM INC.
Unaudited Pro Forma Combined Condensed Consolidated Financial Information
for the Year Ended December 31, 2006

Proforma information

          The following unaudited pro forma combined condensed consolidated financial statements have been prepared to give effect to the acquisition of Corsis Technology Group II, LLC by TheStreet.com Inc. and are based upon the historical results of Corsis Technology Group II, LLC and TheStreet.com Inc., and the preliminary estimates and assumptions have been made solely for the purposes of developing this pro forma information. The unaudited pro forma combined condensed consolidated financial statements are not necessarily indicative of the results of operations or combined financial position that would have been achieved had these transactions been consummated as of the dates indicated, nor is it indicative of the results of operations in future periods or the future financial position of the combined company.

          The unaudited pro forma combined condensed consolidated balance sheet and unaudited pro forma combined condensed consolidated statements of operations and the accompanying notes thereto should be read in conjunction with the historical financial statements of TheStreet.com Inc. and Corsis Technology Group II, LLC and notes thereto.

          The unaudited pro forma combined condensed consolidated balance sheet as of June 30, 2007 gives effect to these transactions as if such transactions had occurred on June 30, 2007. The unaudited pro forma combined condensed consolidated statement of operations for the six month period ended June 30, 2007 and for the year ended December 31, 2006 gives effect to these transactions as if such transactions had occurred on January 1, 2007 and January 1, 2006, respectively.

          The allocation of the purchase price to the assets and liabilities acquired are preliminary. Final allocations will be based on appraisal or other analyses of fair value which are currently in process.

THESTREET.COM INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED BALANCE
SHEET

June 30, 2007

(in thousands)

			Pro Forma
	TheStreet	Corsis	Adjustments			Pro Forma
Assets
Current assets:
Cash and cash equivalents	$49,610	$3	$(12,339)	1	(a)	$37,274
Accounts receivable, net	6,419	3,998	(160)	1	(b)	10,257
Other current assets	2,268	35	—			2,303
Total current assets	58,297	4,036	(12,499)			49,834
Fixed assets, net	4,962	461	—			5,423
Investments	—	285	—			285
Goodwill and intangible assets, net	11,464	—	18,494	1	(c)	29,958
Other assets	691	408	—			1,099
Total assets	$75,414	$5,190	$5,995			$86,599

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$5,479	$845	$157	1	(c)	$6,481
Line of credit	—	1,971	(1,971)			—
Deferred revenue	14,232	1,786	—			16,018
Deferred tax liability	—	60	(60)			—
Other current liabilities	145	166	(107)			204
Net current liabilities of discontinued operations	222	—	—			222
Total current liabilities	20,078	4,828	(1,981)			22,925
Deferred rent, net of current portion	—	47	—			47
Term loan, net of current portion	—	197	(197)			—
Capital lease, net of current portion	—	44	—			44

Total liabilities	20,078	5,116	(2,178)			23,016

Stockholders’ equity:
Common stock	344	—	7	1	(e)	351
Additional paid-in capital	198,140	—	8,240	1	(e)	206,380
Treasury stock at cost	(9,033)	—	—			(9,033)
Members capital	—	74	(74)	1	(d)	—
Accumulated deficit	(134,115)	—	—			(134,115)
Total stockholders’ equity	55,336	74	8,173			63,583
Total liabilities and stockholders’ equity	$75,414	$5,190	$5,995			$86,599

THESTREET.COM INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 2007

(in thousands, except per share amounts)

			Pro Forma
	TheStreet	Corsis	Adjustments			Pro Forma
Revenue	$29,407	$5,523	$(160)	2	(a)	$34,770

Operating expenses:
Cost of sales	11,272	3,295	—			14,567
Sales, marketing, general and administrative	11,858	1,497	—			13,355
Depreciation and amortization	815	123	379	2	(b)	1,317

Total operating expenses	23,945	4,915	379			29,239

Income (loss) from operations	5,462	608	(539)			5,531

Interest income (expense), net	1,226	(69)	47			1,204
Other income, net	—	81	—			81
Net income (loss) from continuing operations before
income taxes	6,688	620	(492)			6,816
Income tax expense	134	98	—			232
Net income (loss) from continuing operations	6,554	522	(492)			6,584
Loss from discontinued operations	(1)	—	—			(1)
Net income (loss)	$6,553	$522	$(492)			$6,583

Basic per share data:
Net income from continuing operations per share	$0.23					$0.23
Loss from discontinued operations per share	(0.00)					(0.00)
Basic net income per share	$0.23					$0.23

Diluted per share data:
Net income from continuing operations per share	$0.23					$0.23
Loss from discontinued operations per share	(0.00)					(0.00)
Diluted net income per share	$0.23					$0.23

Weighted average shares of common stock outstanding
used in computing basic net income per share	28,185		694	2	(c)	28,879

Weighted average shares of common stock outstanding
used in computing diluted net income per share	28,389		694	2	(c)	29,083

THESTREET.COM INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

YEAR ENDED DECEMBER 31, 2006

(in thousands, except per share amounts)

			Pro Forma
	TheStreet	Corsis	Adjustments			Pro Forma
Revenue	$50,889	$10,470	$—			$61,359

Operating expenses:
Cost of services	18,450	6,512	—			24,962
Sales, marketing, general and administrative	20,290	3,443	—			23,733
Depreciation and amortization	1,089	248	758	2	(b)	2,095

Total operating expenses.	39,829	10,203	758			50,790

Income from operations	11,060	267	(758)			10,569

Interest income (expense), net	2,037	(65)	56			2,028
Other expense, net	—	(165)	—			(165)
Net income (loss) from continuing operations before
income taxes	13,097	37	(702)			12,432
Income tax expense	261	2	—			263
Net income (loss) from continuing operations	12,836	35	(702)			12,169
Income from discontinued operations	32	—	—			32
Net income (loss)	$12,868	$35	$(702)			$12,201

Basic per share data:
Net income from continuing operations per share	$0.48					$0.44
Income from discontinued operations per share	0.00					0.00
Basic net income per share	$0.48					$0.44

Diluted per share data:
Net income from continuing operations per share	$0.47					$0.43
Income from discontinued operations per share	0.00					0.00
Diluted net income per share	$0.47					$0.43

Weighted average shares of common stock outstanding
used in computing basic net income per share	27,014		694	2	(c)	27,708

Weighted average shares of common stock outstanding
used in computing diluted net income per share	27,546		694	2	(c)	28,240

THESTREET.COM INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL
STATEMENTS
(in thousands, except share data)

1.	The pro forma adjustments to the unaudited pro forma combined condensed consolidated balance sheet as of June 30, 2007 are as follows:

	a)	Adjustment to cash for the cash portion of the acquisition price of approximately $12,339, exclusive of a $157,000 adjustment to the purchase price.

	b)	Adjustment to accounts receivable to eliminate intercompany transacations.

	c)	Preliminary adjustment to goodwill and intangible assets, net, to reflect the excess of the fair value of the net assets acquired over the purchase price, calculated as follows:

Purchase price	$20,743
Adjustment to purchase price	(157)
Adjusted purchase price	$20,586
Fair value of assets and liabilities:
Current assets	$3,876
Tangible long-term assets	1,154
Identifiable intangible assets	18,494
Fair value of liabilities assumed	(2,938)
Net fair value assigned to assets acquired and liabilities assumed	$20,586

The value of the common stock to be issued in connection with the acquisition was estimated as $11.88, the average value of the TheStreet.com Inc. common stock for the ten business days preceding the closing date.

The allocation of the purchase price to the assets and liabilities acquired are preliminary. Final allocations will be based on appraisal and other analyses of fair values. The final allocation may differ from the amounts above.

On the actual acquisition date which took place August 2, 2007 and based on the value of net assets as of that day, the goodwill and intangible assets value was approximately $19 million.

d)	Adjustment to reflect the elimination of all of the historical stockholders’ equity balances of Corsis.

e)

Adjustment to the weighted average shares of common stock outstanding used in computing basic and diluted net loss per share to reflect the issuance of 694,230 shares of common stock in connection with the acquisition of Corsis.

THESTREET.COM INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL
STATEMENTS
(in thousands, except share data)

2.

The pro forma adjustments to the unaudited pro forma combined condensed consolidated statement of operations for the six month period ended June 30, 2007 and for the year ended December 31, 2006 are as follows:

	a)	Adjustment to eliminate intercompany revenue transactions.

	b)	Adjustment to reflect amortization of intangible assets over the expected period of benefit.

As of June 30, 2007:

Intangible assets
acquired	Amount	Amortization life
Customer list	$3,040	9 years
Non compete	1,000	5 years
Trade name	300	Indefinite
Software	660	3 years
Goodwill	13,494	indefinite
	$18,494

c)

Adjustment to the weighted average shares of common stock outstanding used in computing basic and diluted net loss per share to reflect the issuance of 694,230 shares of common stock in connection with the acquisition of Corsis.